                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of June 12, 2000, by and among JagNotes.com Inc., a Nevada corporation, with headquarters located at 1415 Wyckoff Road, Farmingdale New Jersey (the "Company"), and the Buyers listed on Schedule I attached hereto (individually, a "Buyer" or collectively "Buyers" ).

                                   WITNESSETH:

         WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to
Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") and/or Regulation S as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase Two Million Five Hundred Thousand Dollars ($2,500,000) of convertible debentures (the "Convertible Debentures"), which shall be convertible into shares of the Company's Common Stock, (the "Common Stock") (as converted, the "Conversion Shares"), for a total purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Purchase Price") in the respective amounts set forth opposite each Buyer(s) name on Schedule I ( the "Subscription Amount"); and

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated there under, and applicable state securities laws; and

         WHEREAS, the Convertible Debentures are being offered through Thompson Kernaghan and Company, Limited only outside of the United States and only to purchasers who are not citizens or residents of the United States, and by The May Davis Group, Inc. (the "Placement Agents"), as the Company's exclusive placement agents for the offering; and

         WHEREAS, the aggregate proceeds of the sale of the Convertible Debentures contemplated hereby shall be held in escrow pursuant to the terms of an escrow agreement substantially in the form of the Escrow Agreement attached hereto as Exhibit B.

         NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s)hereby agree as follows:

         1.       PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

                  (a) Purchase of Convertible Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at Closing (as defined herein below) and the Company agrees to sell and issue to each Buyer, severally and not jointly, at Closing, Convertible Debentures in amounts corresponding with the Subscription Amount set forth opposite each Buyer's name on Schedule I hereto. Upon execution hereof by a Buyer, the Buyer shall wire transfer the Subscription Amount set forth opposite his name on Schedule I in same-day funds or a check payable to "First Union National Bank, as Escrow Agent for JagNotes.com Inc. / The May Davis Group, Inc.", which Subscription Amount shall be held in escrow pursuant to the terms of the Escrow Agreement (as hereinafter defined) and disbursed in accordance therewith. Notwithstanding the foregoing, a Buyer may withdraw his Subscription Amount and terminate this Agreement as to such Buyer at any time after the execution hereof and prior to Closing (as hereinafter defined).

                  (b) Warrants. The Buyer(s) shall receive warrants to purchase Shares of Common Stock equal to 30% of the number of the initial Conversion Shares determined as of the Closing Date, with an exercise price equal to 130% of the closing bid price prior to the Closing Date. The Warrants shall have cashless exercise provisions. The term of the Warrants shall be five years. The Warrants and the shares of Common Stock issuable upon exercise of the Warrants shall have registration rights as described in the Registration Rights Agreement, it being understood that, if the SEC requires removal of the Warrants from any registration statement in which the Warrants have a right by contract to be included, the removal of the Warrants shall not constitute a breach of contract by the Company, and the Company will use best efforts to include the Warrants (or underlying shares) in a registration statement in a manner acceptable to the SEC. Except as set forth in the immediately preceding sentence, it is specifically understood by the Company that the Company must register the Shares underlying the Warrants for the Agent in the same registration statement described in the Registration Rights Agreements between the Company and purchasers and contemplated by the Purchase Agreement. The Warrants shall be delivered by the Company to the Buyer simultaneous with and contingent upon a Closing.

                  (c) Closing Date. The closing of the purchase and sale of the Convertible Debentures (the "Closing") shall take place at 10:00 a.m. Eastern Standard Time on the fifth business day ("Closing Date") following the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Butler Gonzalez, LLP, 1000 Stuyvesant Avenue, Suite 6, Union, NJ 07083 (or such other place as is mutually agreed to by the Company and the Buyers).

                  (d) Escrow Arrangements; Form of Payment. Upon execution hereof by Buyer(s) and pending Closing, the aggregate proceeds of the sale of the Convertible

         Debentures to Buyer(s) pursuant hereto, less the fess and expenses of the Placement Agents, shall be deposited in a non-interest bearing escrow account with First Union National Bank, as escrow agent ("Escrow Agent"), pursuant to the terms of an escrow agreement between the Company, the Placement Agents and the Escrow Agent in the form attached hereto as Exhibit B (the "Escrow Agreement"). Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement such aggregate gross proceeds for the Convertible Debentures to be issued and sold to such Buyer(s) at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and
         (ii) the Company shall deliver to each Buyer, Convertible Debentures which such Buyer(s) is purchasing in amounts indicated opposite such Buyer's name on Schedule I, duly executed on behalf of the Company.

         2.       BUYER'S REPRESENTATIONS AND WARRANTEES.

                  Each Buyer represents and warrants, severally and not jointly, that:

                  (a) Investment Purpose. Each Buyer is acquiring the Convertible Debentures and, upon conversion of Convertible Debentures, the Buyer will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of Conversion Shares at any time in accordance with or pursuant to an effective registration statement covering such Conversion Shares or an available exemption under the 1933 Act.

                  (b) Accredited Buyer Status. Each Buyer is an "accredited Buyer" as that term is defined in Rule 501(a)(3) of Regulation D.

                  (c) Reliance on Exemptions. Each Buyer understands that the Convertible Debentures and the Conversion Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States Federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

                  (d) Information. Such Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Convertible Debentures and the Conversion Shares, which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such

         Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Convertible Debentures and the Conversion Shares involves a high degree of risk. Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Such Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Convertible Debentures and the Conversion Shares.

                  (e) No Governmental Review. Such Buyer understands that no United States Federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Convertible Debentures or the Conversion Shares, or the fairness or suitability of the investment in the Convertible Debentures or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Convertible Debentures or the Conversion Shares.

                  (f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Convertible Debentures and the Conversion Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered there under, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the 1933 Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC there under; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption there under. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares and Warrant Shares.

                  (g) Legends. Such Buyer understands that the certificates or other instruments representing the stock certificates representing the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES

                           ACT OF 1933, AS AMENDED, OR APPLICABLE STATE
                           SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Conversion Shares are registered under the 1933 Act or (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in form acceptable to the Company and its counsel, to the effect that a public sale, assignment or transfer of the Conversion Shares may be made without registration under the 1933 Act.

                  (h) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  (i) Receipt of Documents. Such Buyer and his or its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein, the Registration Rights Agreement, and the Escrow Agreement; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company's Registration Statement on Form SB-2 (as recently amended on April 18, 2000); (iv) the Company's Form 10-QSB for the fiscal quarter ended January 31, 2000; and (v) answers to all questions the Buyer submitted to the Company regarding an investment in the Company; and the Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

                  (j) Due Formation of Corporate and Other Buyers. If the Buyer(s) is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Convertible Debentures and is not prohibited from doing so.

                  (k) Due Authorization of Fiduciary Buyers. If the Buyer(s) is purchasing the in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Buyer(s) has been duly authorized and empowered to execute this Agreement and such other person fulfills all the requirements for purchase of the Convertible Debentures and agrees to be bound by the obligations, representations, warranties, and covenants contained herein. Upon request of the Company, the Buyer(s) will provide true, complete and current copies of all relevant documents creating the Buyers, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

                  (l) Further Representations by Foreign Buyers. If Buyer(s) is not a U.S. Person (as defined), such Buyer hereby represents that such Buyer(s) is satisfied as to full observance of the laws of such Buyer's jurisdiction in connection with any invitation to subscribe for the securities or any use of this Agreement, including: (i) the legal requirements of such Buyer's jurisdiction for the purchase of the securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the securities. Such Buyer's subscription and payment for, and such Buyer's continued beneficial ownership of, the securities will not violate any applicable securities or other laws of such Buyer's jurisdiction. The term "U.S. Person" as used herein shall mean any person who is a citizen or resident of the United States or Canada, or any state, territory or possession thereof, including but not limited to any estate of any such person, or any corporation, partnership, trust or other entity created or existing under the laws thereof, or any entity controlled or owned by any of the foregoing.

                  (m) No Legal Advice From the Company. The Buyer(s) acknowledge that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.


                  3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each of the Buyer (s) that:

                  (a) Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and any related agreements, and to issue the Convertible Debentures and the Conversion Shares, the Warrants (as defined herein below), or shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Convertible Debentures, the Conversion Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and the Registration Rights Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Registration Rights Agreement and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                  (c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.00001 per share, of which as of June 12], 2000, 14,424,861 shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 3(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreements). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Convertible Debentures, the Conversion Shares, the Warrants, or the Warrant Shares as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

                  (d) Issuance of Securities. The Convertible Debentures are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof. The Conversion Shares issuable upon conversion of the Convertible Debentures have been duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the Convertible Debentures or the terms of the Warrants and receipt of payment therefore (in the case of the Warrant Shares), the Conversion Shares and the Warrant Shares will be duly issued, fully paid and nonassessable.

                  (e) No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The Nasdaq Stock Market Inc.'s OTC Bulletin Board on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

                  (f) SEC Documents: Financial Statements. Since January 5, 2000, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyers or their representatives, or made available through the SEC's website at http://www.sec.gov., true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of un-audited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of un-audited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) and (i) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (g) 10(b)-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

                  (h) Absence of Litigation. Except as disclosed on Schedule 3(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the

         SEC Documents, have a material adverse effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

                  (i) Acknowledgment Regarding Buyer's Purchase of the Convertible Debentures. The Company acknowledges and agrees that the Buyer(s) is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer(s) is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer(s) or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Convertible Debentures or the Conversion Shares. The Company further represents to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

                  (j) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Convertible Debentures, the Conversion Shares, the Warrants, or the Warrant Shares.

                  (k) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Convertible Debentures, the Conversion Shares, the Warrants, or the Warrant Shares under the 1933 Act or cause this offering of the Convertible Debentures, the Conversion Shares, the Warrants, or the Warrant Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act.

                  (l) Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

                  (m) Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, except as set forth on Schedule 3(n), to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                  (n) Environmental Laws. The Company and its subsidiaries are
         (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

                  (o) Title. The Company does not own any real property. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  (p) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                  (q) Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  (r) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (r) No Material Adverse Breaches, etc. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

                  (s) Tax Status. The Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  (t) Certain Transactions. Except as set forth in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (u) Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

                  4.       COVENANTS.

                  (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  (b) Form D. The Company agrees to file a Form D with respect to the Conversion Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Conversion Shares for, or obtain exemption the Conversion Shares for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

                  (c) Reporting Status. Until the earlier of (i) the date as of which the Buyer(s) (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Buyer(s) shall have sold all the Conversion Shares and (B) none of the Convertible Debentures or the Warrants are outstanding (the "Registration Period"), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the 1934 Act and the regulations of the SEC there under, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations there under would otherwise permit such termination.

                  (d) Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Debentures for general corporate purposes.

                  (e) Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares and the Warrant Shares. If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Conversion Shares and the exercise of the Warrant Shares the Company shall call and hold a special meeting within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of common stock authorized. Management shall also vote all of its shares in favor of increasing the number of common shares authorized.

                  (f) Listings or Quotation. The Company shall promptly secure the listing or quotation of the Conversion Shares upon each national securities exchange, automated quotation system or over-the-counter bulletin board or other market, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall use it best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of this Agreement. The Company shall maintain the Common Stock's authorization for quotation in the over-the counter market

                  (g) Expenses. Each of the Company and the Buyer(s) shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement and the Registration Rights Agreement. The costs and expenses of the Placement Agents and its counsel shall be paid for by the Company at Closing in accordance with the terms of the Placement Agency Agreement between the Company and the Placement Agent, dated June 12, 2000.

                  (h) Corporate Existence. So long as any of the Convertible Debentures remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, consolidation, sale of all or substantially all of the Company's assets or any similar transaction or related transactions (each such transaction, a "Sale of the Company") unless, prior to the consummation of a Sale of the Company, the Company makes appropriate provision to insure that, upon the consummation of such Sale of the Company, each of the holders of the Convertible Debentures will thereafter have the right to acquire and receive such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Convertible Debentures had such Sale of the Company not taken place. In any such case, the Company will make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section 4(i) will thereafter be applicable to the Convertible Debentures.

                  (i) Transactions With Affiliates. So long as any Convertible Debentures are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary's officers, directors, person who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an affiliate of the Company,
         (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be disinterested director with respect to any such agreement, transaction, commitment, or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 10% or more equity interest in that person or entity, (ii) has 10% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

                  (j) Warrant Issuances. Subject to the satisfaction of the terms and condition of this Agreement, Thompson Kernaghan & Company, Limited, as the Placement Agent will receive on the Closing Date warrants ("Convertible Warrants") to purchase 250,000 shares of Common Stock (the "Convertible Warrant Shares") at an exercise price of $2.00 per share. The Warrants shall be exercisable for a period of five (5) years from the date of issuance and shall be substantially in the form of the form of Warrant hereto as Exhibit C.

                  (k) Transfer Agent. The Company covenants and agrees that, in the event that the Company's agency relationship with the transfer agent should be terminated for any reason prior to a date which is two
         (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the transfer agent execute and agree to be bound by the terms of the Irrevocable Instructions to Transfer Agent.

         5.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions in the form attached hereto as Exhibit D to its transfer agent to issue certificates, registered in the name of the Buyer(s) or its respective nominee(s), for the Conversion Shares and the Warrant Shares representing such amounts of Convertible Debentures or Warrants as specified from time to time by the Buyer(s) to the Company upon conversion of the Convertible Debentures or the exercise of the Warrants and payment therefore (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares or the Warrant Shares, prior to registration of such shares under the 1933 Act) will be given by the Company to its transfer agent and that the Conversion Shares or the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares or the Warrant Shares. If the Buyer(s) or Warrant holder provides the Company with an opinion of counsel, reasonably satisfactory in form, and substance to the Company, that registration of a resale by the Buyer(s) of any of the Conversion Shares, or the Warrant

         Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares or the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer(s) shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer(s) at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  (a) Each Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                  (b) The Buyer(s) shall have delivered to the Escrow Agent the Purchase Price for Convertible Debentures in respective amounts as set forth next to each Buyer as outlined on Schedule and the Escrow Agent shall have delivered such funds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

                  (c) The representations and warranties of the Buyer(s) shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the Closing Date.

         7.       CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                  The obligation of the Buyer(s) hereunder to purchase the Convertible Debenture at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer(s) at any time in its sole discretion:

                  (a) The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer(s).

                  (b) The Common Stock shall be authorized for quotation on The Nasdaq Stock Market, Inc.'s OTC Bulletin Board, trading in the Common Stock shall not have been suspended for any reason and all of the Conversion Shares issuable upon conversion of the Convertible Debentures shall be approved for listing or quotation on The Nasdaq Stock Market, Inc.'s OTC Bulletin Board.

                  (c) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Closing Date regarding the representation contained in Section 3(c) above.


                  (e) The Company shall have executed and delivered to the Buyer(s) the Convertible Debentures in the respective amounts set forth opposite each Buyer(s) name on Schedule I.

                  (f) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Debentures and permitting the exercise of the Warrants, 5,000,000 shares of Common Stock to effect the conversion of all of the Conversion Shares and the exercise of all the Warrants then outstanding.

                  (g) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

         8.       INDEMNIFICATION.

                  (a) In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Convertible Debentures and the Conversion Shares hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Convertible Debentures and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the " Buyer Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debentures or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate of Designations, or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or
         (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Debentures or the status of the Buyer or holder of the Convertible Debentures, the Conversion Shares, as an Buyer in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

                  (b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Buyer's other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of it's officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer(s) in this Agreement, , instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer(s) contained in this Agreement, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

         9.       GOVERNING LAW: MISCELLANEOUS.

                  (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York City, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this Paragraph.

                  (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof

                  (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  (e) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  (f) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                                         If to the Company, to:

                                         JAGNOTES.COM  INC.
                                         1415 Wyckoff Road  - 2nd Floor
                                         Farmingdale, NJ  07727

                                         Attention: Gary  Valinoti, President
                                         and Chief Executive Officer
                                         Telephone:  (732) 919-0078
                                         Facsimile:  (732) 919-7419

                       With a copy to:   Morgan, Lewis & Bockius LLP
                                         101 Park Avenue
                                         New York, NY 10178
                                         Attention:  W.Preston Tollinger, Esq.
                                                     Kenneth Regensburg, Esq.
                                         Telephone:  (212) 309-6000
                                         Facsimile:  (212) 309-6273

                                         If to the Transfer Agent, to:

                                         American Stock Transfer and Trust, Inc.
                                         12339 West Alameda Parkway
                                         Lakewood, CO  80228
                                         Telephone:  (303) 986-5400
                                         Facsimile:  (303) 986-2448

                  If to the Buyer(s), to its address and facsimile number on
         Schedule I, with copies to the Buyer's counsel as set forth on Schedule
         I. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                  (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

                  (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  (i) Survival. Unless this Agreement is terminated under
         Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closingfor a period of one (1) year following the date on which the Convertible Debentures are converted in full. The Buyer(s) shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  (j) Publicity. The Company and the Buyer(s) shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer(s), to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Buyer(s) shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and Buyer(s) shall be provided with a copy thereof upon release thereof).

                  (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (1) Termination. In the event that the Closing shall not have occurred with respect to the Buyers on or before five (5) business days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse the Buyer(s) for the expenses described in Section 4(h) above.

                  (m) Finder. The Company acknowledges that it has engaged The May Davis Group, Inc., and Thompson Kernaghan and Company, Ltd., as placement agents in connection with the sale of the Convertible Debentures. The Company shall be responsible for the payment of any placement agent fees (which includes cash and warrants to Thompson Kernaghan and Company, Ltd., to purchase Common Stock) relating to or arising out of the transactions contemplated hereby and from the proceeds thereof.

                  (n) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                    JAGNOTES.COM, INC.

                                    By:      /s/ Stephen Schoepfer
                                             -----------------------------------
                                             Name:    Stephen Schoepfer
                                             Title:   Chief Operating Officer


                           CALP II LIMITED PARTNERSHIP

                                    By:      /s/ (illegible)
                                             -----------------------------------
                                             Name:
                                                      --------------------------
                                             Title:
                                                      --------------------------

                                   SCHEDULE I

                               SCHEDULE OF BUYERS

                                                                                            Amount of
              Name                        Address/Facsimile Number of Buyer               Subscription
--------------------------------- --------------------------------------------------- ---------------------
CALP II LIMITED PARTNERSHIP                                                             $2,500,000

                                                   SCHEDULE 3(c)

A.       OPTIONS^
         -------

         Option Holder                                         Options
         -------------                                         -------

         1.     Ralph Block                                      60,000
         2.     Tom Taulli                                       10,000
         3.     Dorsey, Wright & Associates, Inc.                65,000
         4.     Mark Leibovit                                    30,000
         5.     L. Douglas Lee                                   10,000*
         6.     Dane Andreeff                                    20,000**
         7.     Douglas A. Kass                                  20,000**
         8.     Kate Bohner                                      40,000**
         9.     Steve Langan                                     30,000**
         10.    Canella Response Television, Inc.                10,000***
         11.    Walter P. Altherr                                50,000
         12.    Dan Dorfman                                     200,000
         13.    Michael J. Paulenoff                             20,000
         14.    Maria Fiorini Ramirez                           100,000
         15.    Phillip Recchia                                   7,500****
         16.    Jason Nisse                                      10,000
         17.    Seonaid Mackenzie                                40,000
         18.    Andres Jugnarain                                 10,000
         19.    Casper Kennerdale                                10,000
         20.    Rita Perry                                        5,000
         21.    Thor Erickson                                    12,500
         22.    Gerald Brant                                     12,500
         23.    James Canton                                    100,000
         24.    Peter Barnes                                     25,000
         25.    Jack Reilly                                      25,000
         26.    Pam Baker                                         3,000
         27.    Elena Landau                                    200,000
         28.    Susan Molinari                                   50,000
         29.    Albert Auer                                      80,500
         30.    Thomas A. Gallo                                  73,750
         31.    Martin Schacker                                  45,750
         32.    Strategic Growth International, Inc.            500,000*****
         33.    Vince Boening                                    60,000


^ Unless otherwise provided, all options are exercisable at $2.00 per share.

*        Plus 15,000 options in year 2 of his commentator agreement.
**       Number of shares per year.
***      Plus 1,000 shares per 1,000 infomercial subscription.
**** If the Company opts to extend the term of employment, Recchia will receive a second option to purchase 10,000 shares.
*****    These options are exercisable at $3.50 per share.

B.       WARRANTS
         --------

         Warrant Holder                                             Warrants
         --------------                                             --------

         1.     S.A.C. Capital Associates, LLC                       225,000
         2.     Stephen Gluck                                          3,800
         3.     Circle T International, Ltd.                          25,800
         4.     Circle T Partners L.P.                                50,000
         5.     Greene Street Partners                                41,670
         6.     Wlliam Monness                                         2,050
         7.     Joseph P. DeMatteo                                     1,025
         8.     Joseph P. DeMatteo IRA                                 1,025
         9.     Robert F. Dall                                         4,170
         10.    Stanley L. Cohen                                      66,670
         11.    ASC Capital Partners                                  41,670
         12.    Peter Zecca, Jr.                                         380
         13.    Alexander A. Zecca                                       380
         14.    Brian and Vicki Warner                                 8,340
         15.    Neil Crespi                                            8,340
         16.    Thomas Dering                                          3,800
         17.    Warren R. Marcus                                       4,170
         18.    Lappin Capital Management L.P.                         3,500
         19.    Apex Limited Partners L.P.                            15,200
         20.    AIG Trading Group Inc. Deferred
                Compensation Plan Trust                               33,340
         21.    Paul C. Orwicz                                         2,000
         22.    Delaware Charter Guarantee & Trust TTE FBO
                Brett Fialkoff SEP IRA                                 2,200
         23.    David Ganek                                            7,500
         24.    John M. Fenlin                                         2,100
         25.    L. Gregory Rice                                        1,000
         26.    M.S. Farrell & Co., Inc.                             750,000

C.       REGISTRATION RIGHTS

         1. Registration rights with respect to 2,468,520 shares of common stock already registered pursuant to the JagNotes.com Inc. ("JagNotes") Registration Statement on Form SB-2, effective January 5, 2000, and with respect to which there may be an obligation to continue registration.

         2. Registration rights with respect to 500,000 shares of common stock in favor of Strategic Growth International, Inc. ("SGI") pursuant to an Agreement, dated March 14, 2000, between JagNotes and SGI.

         3. Registration rights with respect to 750,000 warrants in favor of M.S. Farrell & Co., Inc. ("MSF") pursuant to a Consulting Agreement, dated March 15, 2000, between JagNotes and MSF.

         4. Registration rights of certain employees and commentators of JagNotes named in Part A of this Schedule 3(c) to have stock options and/or underlying shares of JagNotes registered on a Registration Statement on Form S-8, if available.

                                  SCHEDULE 3(e)

                                    Conflicts


                                      None

                                  SCHEDULE 3(h)

                                   Litigation


                                      None

                                                                       EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June 12, 2000, is made and entered into by and between JagNotes.com Inc., a Nevada corporation (the "Company"), and CALP II Limited Partnership (the "Investor").

                                   WITNESSETH:

         WHEREAS, the Company and the Investor (the "Convertible Investor") have entered into a Securities Purchase Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), pursuant to which the Company issued and sold to Investors identified on Schedule I to the Securities Purchase Agreement, $2,500,000 worth of convertible debentures (the "Convertible Debentures" ), which may be converted into shares of the Company's common stock, (the "Common Stock"), pursuant to the terms of the Convertible Debentures; and

         WHEREAS, in connection with the sale of the Convertible Debentures the Company is granting to the Convertible Investor the right to purchase upon the conversion of Debentures the number of shares of common stock of the Company, par value $0.00001 per share (the "Common Stock"), at the price per share (the "Conversion Price") equal to the lesser of $1.31 or 75% of the average of the five (5) lowest Closing Bid Prices for the previous twenty (20) trading days immediately preceding the conversion date; and.

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Securities Purchase Agreement, the Company has agreed to provide the Convertible Investor with certain registration rights with respect to the Registrable Securities (as defined herein).

         WHEREAS, the Company and the Investor identified on the equity line of credit agreement (the "Equity Line of Credit Investor") dated as of the date hereof, pursuant to which, from time to time the Company shall issue and sell to the Investor, and the Investor shall purchase up to Ten Million ($10,000,000) Dollars of the Company's common stock (the "Common Stock") for a total purchase price of Ten Million ($10,000,000) Dollars; and

         WHEREAS, in connection with the sale of the Equity Line of Credit the Company is granting to the Equity Line of Credit Investor the right to purchase shares of common stock of the Company, par value $0.001 per share (the "Common Stock") at a purchase price of 85% of the Market Price as defined in the Equity Line of Credit.

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Equity Line of Credit Investor's agreement to enter into the Equity Line of Credit Agreement, the Company has agreed to provide the Equity Line of Credit Investor with certain registration rights with respect to the Registrable Securities;

         NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Securities Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby.

                                   Definitions

         All capitalized terms not hereinafter defined shall have the meanings ascribed to them in the Securities Purchase Agreement.

         "Commission." United States Securities and Exchange Commission or any successor regulatory body.

         "Exchange Act." Securities Exchange Act of 1934, as amended.

         "Registration." A registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document by the Commission; included in such definition shall be correlative terms "Register" and "Registered."

         "Registrable Securities." The shares of Common Stock issuable upon (i) the conversion of the Debentures that have not previously been sold pursuant to a Registration Statement or Rule 144 and that are not eligible for sale under Rule 144(k) (or any successor provision.), (ii) the exercise of warrants sold to the Investors, and (iii) the Exercise of warrants issued to Thompson Kernaghan and Company, Ltd..

         "Registration Statement." The registration statement under the Securities Act covering the resale of the Registrable Securities.

         "Rule 144." Rule 144 under the Securities Act.

         "Rule 415." Rule 415 under the Securities Act, or any successor rule providing for offering securities on a continuous basis.

         "Securities Act."  As defined in the third recital hereof.

         "Violations."  As defined in Section 4.01 (a) hereof.

                                    ARTICLE I
                               REGISTRATION RIGHTS

         Section 1.1 Form S-1, SB-2 or S-3 Registration Statements.

                  (a) Filing of Registration Statement. Subject to the terms and conditions of this Agreement, the Company shall prepare and, within forty- five
(45) calendar days following the date hereof (the "Filing Deadline"), file with the Commission a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act (the "Initial Registration Statement") for the registration for the resale by all Investors who purchased Convertible Debentures pursuant to the Securities Purchase Agreement up to 5,000,000 shares of Common Stock to be issued upon conversion of the Convertible Debentures, upon the exercise of Warrants sold to Investors and up to 10,000,000 shares of Common Stock covering the resale of the Registrable Securities issuable pursuant to the Equity Line of Credit Agreement 250,000 shares underlying the warrants issued to Thompson Kernaghan and Company, Ltd., to be declared effective and the Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold. Prior to the filing of the Initial Registration Statement with the Commission, the Company shall furnish a copy of the Initial Registration Statement to Investors, the Placement Agent and Butler Gonzalez, LLP for their review and comment together with a selling shareholder questionnaire in form prepared by the Company. Investors, the Placement Agent and Butler Gonzalez, LLP shall furnish comments on the Initial Registration Statement and an executed selling shareholder questionnaire to the Company within five (5) days of the receipt thereof from the Company.

                  (b) Effectiveness of the Initial Registration Statement. The Company shall use its commercially reasonable efforts (i) to have the Initial Registration Statement declared effective by the Commission by no later than one hundred and twenty (120) days after the date hereof (the "Scheduled Effective Deadline") and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect throughout the term of this Agreement as set forth in Section 4.2, subject to the terms and conditions of this Agreement.

                  (c) Failure to File or Obtain Effectiveness of the Initial Registration Statement. In the event the Registration Statement is not filed by the Company with the Commission by the Filing Deadline, the conversion percentage to be used in determining the conversion price shall be reduced by an additional 2% for the first (30) days and every thirty (30) days thereafter the Registration Statement is not filed.

                  In the event the Registration Statement is not declared effective by the SEC by the applicable Scheduled Effective Deadline then the conversion percentage to be used in determining the conversion price shall be reduced by an additional 2% for the first (30) days and every thirty (30) days thereafter the Registration Statement is not declared effective.

In addition if the Registration Statement is not declared effective by the Commission by the applicable Scheduled Effective Deadline, or if after the Registration Statement has been declared effective by the Commission, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay liquidated damages to the Investor in immediately available funds into an account designated by the Investor an amount equal to two percent (2%) of the aggregate purchase price of all of the Registrable Securities then held by the Investor for each thirty (30) calendar day period (prorated for partial periods) of such Ineffective Period. The payments required by this
Section 1.1(d) shall be made on the first trading day after the expiration of an Ineffective Period (or if an Ineffective Period shall last more than thirty (30) calendar days, the expiration of each additional thirty (30) calendar day period of an Ineffective Period). As used herein, "Ineffective Period shall mean any period of time following the Scheduled Effective Deadline during which the Company's Registration Statement covering the Registrable Securities is not effective. Notwithstanding the foregoing the Company shall not be required to pay liquidated damages to any Investor in connection with any Ineffective Period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the Commission.

                  (d) Liquidated Damages. The Company and the Investor hereto acknowledge and agree that the sums payable under subsections 1(c) or 1(d) above shall constitute liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and
(iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm's length.

                                   ARTICLE II
                             REGISTRATION PROCEDURES

         Section 2.1 Filings; Information. The Company will effect the registration and sale of the Registrable Securities in accordance with the intended methods of disposition thereof. Without limiting the foregoing, the Company in each such case will do the following as expeditiously as possible, but in no event later than the deadline, if any, prescribed therefore in this
Agreement:

                  (a) The Company shall (i) prepare and file with the Commission a Registration Statement on Form S-1 or SB-2 (or, if the Company is then eligible, Form S-3) within forty- five (45) calendar days from the date hereof (if use of such form is then available to the Company pursuant to the rules of the Commission and, if not, on such other form promulgated by the Commission for which the Company then qualifies, that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered there under in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such Registrable Securities); (ii) use commercially reasonable efforts to cause such filed Registration Statement to become effective within one hundred and twenty (120) days of the date hereof and remain effective during the period set forth in Section 1.1(b) hereof (pursuant to Rule 415 under the Securities Act or otherwise); (iii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the time period prescribed by Section 1.1(b); and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement.

                  (b) The Company shall file all necessary amendments and supplements to any Registration Statement in order to effectuate the purpose of this Agreement and the Securities Purchase Agreement.

                  (c) No later than ten (10) days prior to filing any amendment or supplement to the Initial Registration Statement or any subsequent Registration Statement or prospectus, or any amendment or supplement thereto (excluding, in each case, amendments deemed to result from the filing of documents incorporated by reference therein), or such shorter period as is reasonable under the circumstances, the Company shall deliver to the Investor and one firm of counsel representing the Investor, in accordance with the notice provisions of Section 4.8, copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by the Investor and such counsel, and thereafter deliver to the Investor and such counsel, in accordance with the notice provisions of Section 4.8, such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

                  (d) The Company shall deliver, in accordance with the notice provisions of Section 4.8, to each seller of Registrable Securities covered by a Registration Statement such number of conformed copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in any Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such seller's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities.

                  (e) After the filing of a Registration Statement, the Company shall promptly notify the Investor of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (f) The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Investor may reasonably request in light of its intended plan of distribution and (ii) cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities in light of its intended plan of distribution; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (f), subject itself to taxation in any such jurisdiction, or consent or subject itself to general service of process in any such jurisdiction.

                  (g) The Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request by the Commission or any other federal or state governmental authority for additional information, amendments or supplements to such Registration Statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or notification of the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, related prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to such Registration Statement would be appropriate, and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.

                  (h) The Company shall enter into customary agreements and take such other customary actions as are reasonably required in order to expedite or facilitate the disposition by the Investor of such Registrable Securities (whereupon the Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Investor).

                  (i) The Company shall make available to the Investor (and will deliver to Investor's counsel), subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the

Company, its counsel or its auditors and will also make available for inspection by the Investor and any attorney, accountant or other professional retained by the Investor (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with a Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other legal process; provided, however, that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records that counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Investor agrees that information obtained by it as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information has been made generally available to the public. The Investor further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                  (j) The Company shall otherwise comply with all applicable rules and regulations of the Commission, including, without limitation, compliance with applicable reporting requirements under the Exchange Act.

                  (k) The Company may require the Investor to promptly furnish in writing to the Company such information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the National Association of Securities Dealers, Inc. ("NASD"). The Investor agrees to provide such information requested in connection with such registration within five (5) calendar days after receiving such written request, or such shorter period as is reasonable under the circumstances, and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of any Registration Statement caused by the Investor's failure to timely provide such information.

                  (l) The Company shall use its best efforts either: (i) to secure the inclusion for quotation on The Nasdaq Stock Market Inc.'s OTC Bulletin Board Bulletin for such Resgistrable Securities, or (ii) if, despite the Company's best efforts to satisfy the preceding clause (i), the

Company is unsuccessful in satisfying the preceding clause (i), to secure the inclusion for quotation in the "pink sheets" for such Registrable Securities, and, without limiting the generality of the foregoing, in the case of clause (i) or (ii), to arrange for at least two market makers to register with the NASD, as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 2(l).

         Section 2.2 Registration Expenses. In connection with each Registration Statement, the Company shall pay all registration expenses incurred in connection with the registration there under (the "Registration Expenses"), including, without limitation: (a) all registration, filing, securities exchange listing and fees required by the NASD, (b) all registration, filing, qualification and other fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Company), (c) all word processing, duplicating, printing, messenger and delivery expenses, (d) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and (e) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company; but excluding underwriting fees, discounts, transfer taxes or commissions, if any, attributable to the sale of the Registrable Securities, which shall be payable by each holder of Registrable Securities pro rata on the basis of the number of Registrable Securities of each holder that are included under this Agreement.

                                   ARTICLE III
                        INDEMNIFICATION AND CONTRIBUTION

         Section 3.1 Indemnification.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investor, its partners, affiliates, officers, directors, employees, counsel and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees, counsel and duly authorized agents of such controlling Person or entity (collectively, the " Controlling Persons"), from and against any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of investigating and defending any such claim) (collectively, "Damages"), joint or several, and any action or proceeding in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and any Controlling Person, may become subject under the Securities Act or otherwise, as incurred, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or prospectus relating to the Registrable Securities or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as any such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the Investor which is specifically intended by the Investor for use in the preparation of any such Registration Statement, preliminary prospectus or prospectus, and shall reimburse the Investor, its partners, Affiliates, officers, directors, employees, counsel and duly authorized agents, and each such Controlling Person, for any legal and other expenses reasonably incurred by the Investor, its partners, Affiliates, officers, directors, employees, counsel and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the Company shall not be liable to the Investor to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Investor failed to send or deliver a copy of the final prospectus delivered by the Company to the Investor with or prior to the delivery of written confirmation of the sale by the Investor to the Person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission.

                  (b) Indemnification by the Investor. The Investor agrees to indemnify and hold harmless the Company, its Affiliates, officers, directors, employees, counsel and duly authorized agents, and each Controlling Persons of the Company, from and against any and all Damages, joint or several, and any action or proceeding in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees, counsel and duly authorized agents, and any such Controlling Person, may become subject under the Securities Act or otherwise, as incurred, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or prospectus relating to the Registrable Securities or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, but only to the extent that any such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the Investor which is specifically intended by the Investor for use in the preparation of any such Registration Statement, preliminary prospectus or prospectus, and shall reimburse the Company, its partners, Affiliates, officers, directors, employees, counsel and duly authorized agents, and each such Controlling Person, for any legal and other expenses reasonably incurred by the Investor, its partners, Affiliates, officers, directors, employees, counsel and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings.

         Section 3.2 Conduct of Indemnification Proceedings. Promptly after receipt by any person or entity in respect of which indemnity may be sought pursuant to Section 3.1 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person or entity against whom such indemnity may be sought (the "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 3.2 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, the indemnification provided for in Section 3.1 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, however, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party otherwise than under
Section 3.1. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Indemnifying Party and the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity is sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

         Section 3.3 Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Article III (with appropriate modifications) shall be given by the Company with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Article III shall be in addition to any other rights to indemnification, contribution or other remedies which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

         Section 3.4 Contribution. If the indemnification and reimbursement obligations provided for in any section of this Article III is unavailable or insufficient to hold harmless the Indemnified Parties in respect of any Damages referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and the Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investor in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and of the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 3.4, the Investor shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Investor were sold to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE IV
                                  MISCELLANEOUS

         Section 4.1 No Outstanding Registration Rights. Except for registration rights with respect to (i) shares of Common Stock which have already been registered and with respect to which there may be an obligation to continue registration, (ii) registration rights with respect to 500,000 Shares of Common Stock in favor of Strategic Growth International, Inc., and (iii) registration rights with respect to 750,000 warrants in favor of M.S. Farrell and Co, Inc., the Company represents and warrants to the Investor that there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction.

         Section 4.2 Term. The obligations of the Company and the rights provided to the holders of Registrable Securities hereunder shall terminate at such time as all Registrable Securities have been issued and have ceased to be Registrable Securities. Notwithstanding the foregoing, Section 1.1(c) and (d),
Article III, Section 4.8, and Section 4.9 shall survive the termination or expiration of this Agreement until the end of the relevant statutory limitations.

         Section 4.3 Rule 144. The Company will use its commercially reasonable efforts to file in a timely manner information, documents and reports in compliance with the Securities Act and the Exchange Act and will, at its expense, promptly take such further action as holders of Registrable Securities may reasonably request to enable such holders of Registrable Securities to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. If at any time the Company is not required to file such reports, it will, at its expense, forthwith upon the written request of any holder of Registrable Securities, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 or such other information as necessary to permit sales pursuant to Rule 144. Upon the request of the Investor, the Company will deliver to the Investor a written statement, signed by the Company's principal executive or financial officer, as to whether it has complied with such requirements.

         Section 4.4 Certificate. The Company will, at its expense, forthwith upon the request of any holder of Registrable Securities, deliver to such holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed there under.

         Section 4.5 Amendment and Modification. No provision of this Agreement may be waived, unless such waiver is set forth in a writing executed by both parties to this Agreement. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         Section 4.6 Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Investor may assign its rights under this

Agreement to any subsequent holder of the Registrable Securities, provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Securities Purchase Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         Section 4.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 4.8 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served,
(b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  If to the Company, to:
                                                JagNotes.com Inc.
                                                1415 Wyckoff Road 2nd Floor
                                                Farmingdale, NJ  07727
                                                Attn: President
                                                Facsimile: (732) 919-7419

                  With Copy to:

                                                Morgan, Lewis & Bockius LLP
                                                101 Park Avenue
                                                New York, NY 10178
                                                Attn: W. Preston Tollinger, Esq.
                                                      Ken Regensburg, Esq.
                                                Facsimile:  (212) 309-6273

                  If to the Investor, to:       CALP II Limited Partnership

                                                ________________________________

                                                ________________________________

                                                ________________________________
                                                Attention:
                                                             ___________________
                                                Telephone:   (___) ___-____

                                                Facsimile:   (___) ___-____

         Either party hereto may from time to time change its address or facsimile number for notices under this Section 4.8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

         Section 4.9 Governing Law, Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in New York, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

         Section 4.10 Title and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

         Section 4.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

         Section 4.12 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         Section 4.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                     JAGNOTES.COM INC.

                                     By:
                                           -------------------------------------
                                           Name:    Steve Schoepfer
                                           Title:   Chief Operating Officer



                                     CALP II LIMITED PARTNERSHIP

                                     By:
                                           -------------------------------------
                                           Name:
                                                    ----------------------------
                                           Title:
                                                    ----------------------------

                                                                       EXHIBIT B

                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of June 12, 2000, by and Thompson Kernaghan and Company, Ltd., a Canadian Corporation, and The May Davis Group, a Maryland corporation (the "Placement Agents"), JagNotes.com Inc., a Nevada Corporation (the "Company"), and First Union National Bank, a national banking association, as Escrow Agent hereunder (the "Escrow Agent").

                                   BACKGROUND

                  WHEREAS, the Company and the Placement Agents have entered into a Placement Agency Agreement (the "Placement Agency Agreement"), dated as of June 12, 2000, pursuant to which the Company proposes to offer for sale to investors ("Investors") through the Placement Agents on a "best efforts", basis Two Million Five Hundred Thousand Dollars ($2,500,000) of Debentures for a total purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000). (the "Proceeds") The Securities will be sold to Buyer(s) pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") between the Company and each Buyer listed on Schedule I thereto. The Securities Purchase Agreement provides that the Buyer(s) shall deposit the purchase price of the Securities purchased pursuant to the Securities Purchase Agreement in a segregated escrow account to be held by Escrow Agent in order to effectuate a disbursement of the $2,500,000 to the Company at a closing to be held as set forth in the Securities Purchase Agreement. (the "Closing")

                  WHEREAS, the Placement Agents intend to sell the Securities as the Company's agent on a "best efforts, basis (the "Offering").

                  WHEREAS, Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it in accordance with the terms of this agreement.

                  WHEREAS, in order to establish the escrow of funds and to effect the provisions of the Securities Purchase Agreement, the parties hereto have entered into this Agreement.

         NOW THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

1. Definitions. The following terms shall have the following meanings when used herein:

         a. "Escrow Funds" shall mean the funds deposited with the Escrow Agent pursuant to this Agreement, which funds shall include, without limitation, the sum of $2,500,000.

         b. "Joint Written Direction" shall mean a written direction executed by the Placement Agents and the Company directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any action pursuant to this Agreement.

         c. "Escrow Period" shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

         (i) The date upon which the Escrow Agent confirms that it has received in the Escrow Account all of the Proceeds;

         (ii) The expiration of ten (10) days from the date of commencement of the Offering (unless extended by mutual written agreement between the Company and the Placement Agent with a copy of such extension to the Escrow Agent); or

         (iii) The date upon which a determination is made by the Company and the Placement Agents to terminate the Offering prior to the sale of all the Securities.

During the Escrow Period, the Company and the Placement Agents are aware that they are not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or the Placement Agents or any other entity, or be subject to the debts of the Company or the Placement Agents or any other entity.

2. Appointment of and Acceptance by Escrow Agent. The Placement Agents and the Company hereby appoint Escrow Agent to serve as Escrow Agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Agreement.

3. Creation of Escrow Funds. On or prior to the date of the commencement of the Offering, the parties shall establish an escrow account with the Escrow Agent, which escrow account shall be entitled as follows: JagNotes.com Inc./May Davis Group, Inc. Escrow Account for the deposit of the Escrow Funds. The Placement Agents will instruct subscribers to wire funds to the account of the Escrow Agent as follows:

Bank: First Union National Bank of New Jersey
Routing # 031201467
Account # 2020000659170
Name on Account: Butler Gonzalez, LLP/First Union Escrow Account
Name on Sub-Account:  JagNotes.com Inc./May Davis Group, Inc.
                      Escrow account
Reference Sub-Account #   1130-00

Attn:    Robert Mercado (732) 452-3005
         Carmela Agugliaro (732) 452-3005
Only wire transfers shall be accepted.

         4. Deposits into the Escrow Account. The Placement Agents agree that they shall promptly deliver all monies received from subscribers for the payment of the Securities to the Escrow Agent for deposit in the Escrow Account.

         5. Disbursements from the Escrow Account.

         (a) At such time as Escrow Agent has collected and deposited instruments of payment in the total amount of the Proceeds, Escrow Agent shall notify the Company and the Placement Agents. The Escrow Agent will continue to hold such funds until Placement Agents and Company execute a Joint Written Direction directing the Escrow Agent to disburse the Proceeds pursuant to a closing statement signed by the Company (the "Closing Statement"). In disbursing such funds, Escrow Agent is authorized to rely upon such Closing Statement from Company and may accept any signatory from the Company listed on the signature page to this Agreement and any signature from the Placement Agents that Escrow Agent already has on file.

         In the event the Escrow Agent does not receive the minimum deposits from the investors totaling $2,500,000 prior to the expiration of the Escrow Period (the "Minimum Deposits"), the Escrow Agent shall notify the Company and the Placement Agents. Upon receipt of payment instructions from the Company, the Escrow Agent shall refund to each subscriber without interest the amount received from each investor, without deduction, penalty, or expense to the subscriber. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Company, the Placement Agents or any of their creditors.

         In the event the Escrow Agent does receive deposits totaling the Minimum Deposits prior to expiration of the Escrow Period, in no event will the Escrow Funds be released to the Company until such amount is received by the Escrow Agent in collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash.

         6. Collection Procedure. The Escrow Agent is hereby authorized to forward each wire for collection and, upon collection of the proceeds of each wire deposit the collected proceeds in the Escrow Account.

         Any wires returned unpaid to the Escrow Agent shall be returned to the Placement Agents. In such cases, the Escrow Agent will promptly notify the Company for such return.

         If the Company rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check or wire to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's wire for collection, the Escrow Agent shall promptly issue a check or wire the amount of the subscriber's wire to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's wire for collection, the Escrow Agent shall promptly remit the subscriber's wire directly to the subscriber. The Company shall provide payment instructions to the Escrow Agent.

         7. Suspension of Performance: Disbursement Into Court. If at any time, there shall exist any dispute between the Company and the Placement Agents with respect to holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if the parties have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 9 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

                a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall be appointed (as the case may be); provided however, Escrow Agent shall continue to invest the Escrow Funds in accordance with Section 9 hereof; and/or
                b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with performance of its duties and the exercise of its rights hereunder.
                c. Escrow Agent shall have no liability to the Company, the Placement Agent, or any person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, our of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in with respect to any other action required or requested of Escrow Agent.

         8. Investment of Escrow Funds. The Escrow Agent shall deposit the Escrow Funds in a non-interest bearing money market account.

         If Escrow Agent has not received a Joint Written Direction at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Fund, or such portion thereof, as to which no Joint Written Direction has been received, in investments described above. The foregoing investments shall be made by the Escrow Agent. Notwithstanding anything to the contrary contained, Escrow Agent may, without notice to the parties, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit into the Escrow Funds or any Joint Written Direction received by Escrow Agent with respect to investment of any funds in the Escrow Funds after ten o'clock, a.m., New Jersey time, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in New Jersey are open for business.

         9. Resignation and Removal of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten (10) days' prior written notice to the parties or may be removed, with or without cause, by the parties, acting jointly, by furnishing a Joint Written Direction to Escrow Agent, at any time by the giving of ten (10) days' prior written notice to Escrow Agent as provided herein below. Upon any such notice of resignation or removal, the representatives of the Placement Agents and the Company identified in Sections 13a. (iv) and 13b. (iv), below, jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000.00. Upon the acceptance in writing of any appointment of Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all funds held by it in the Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

     10.  Liability of Escrow Agent.

     a. Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice o any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and conform to the provisions of this Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, and consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Securities Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in any event of any dispute or question as to construction of any of the provisions hereof or of any other agreement or its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instructions of such counsel. The Company and the Placement Agent jointly and severally shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

b. The Escrow Agent is hereby authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in any case any order judgment or decree shall be made or entered by any court affecting such property or ay part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ judgment or decree which it is advised by legal counsel selected by its binding upon without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     11. Indemnification of Escrow Agent. From and at all times after the date of this Agreement, the parties jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney's fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person, including without limitation the parties to this Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transaction contemplated herein, whether or not any such Indemnified Party is a party to any such action or proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Company and the Placement Agent hereunder in writing, and the Placement Agents and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Placement Agents and/or the Company shall be required to pay such fees and expense if (a) the Placement Agents or the Company agree to pay such fees and expenses, or (b) the Placement Agents and/or the Company shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, (c) the Placement Agents and the Company is the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both Indemnified Party the Company and/or the Placement Agents Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Placement Agents. The Placement Agents and the Company shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by the Company and/or the Placement Agents pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of the parties under this section shall survive any termination of this Agreement, and resignation or removal of the Escrow Agent shall be independent of any obligation of Escrow Agent.

     The parties agree that neither payment by the Company or the Placement Agents of any claim by Escrow Agent for indemnification hereunder shall impair, limit, modify, or affect, as between the Placement Agents and the Company, the respective rights and obligations of Placement Agents, on the one hand, and the Company, on the other hand, under the Placement Agency Agreements.

12. Expenses of Escrow Agent. The Company shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section shall be payable by the Company, upon demand by Escrow Agent. The obligations of the Company under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

13. Warranties.

         a. Placement Agents makes the following representations and warranties to Escrow Agent:

                  (i) Placement Agents have full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

                  (ii) This Escrow Agreement has been duly approved by all necessary corporate action of Placement Agents, including any necessary shareholder approval, has been executed by duly authorized officers of the Placement Agents, enforceable in accordance with its terms.

                  (iii) The execution, delivery, and performance of the Placement Agents of this Agreement will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of Placement Agents, any applicable law or regulation, any court order or administrative ruling or degree to which the Placement Agents is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement.

                  (iv) Michael Jacobs has been duly appointed to act as the representative of The May Davis Group, Inc., hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify, or waive any provision of this Agreement, and to take any and all other actions as the Placement Agent's representative under this Agreement, all without further consent or direction form, or notice to, the Placement Agent or any other party.

                  (v) Michelle McKinnon has been duly appointed to act as the representative of the Thompson Kernaghan and Company, Ltd., hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify, or waive any provision of this Agreement, and to take any and all other actions as the Placement Agent's representative under this Agreement, all without further consent or direction form, or notice to, the Placement Agent or any other party.

                  (v) No party other than the parties hereto and the Investors have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

                  (vi) All of the representations and warranties of the Placement Agents contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

                  b. The Company makes the following representations and warranties to Escrow Agent:

                  (i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

                  (ii) This Escrow Agreement has been duly approved by all necessary corporate action of the Company, including any necessary shareholder approval, has been executed by duly authorized officers of the Company, enforceable in accordance with its terms.

                  (iii) The execution, delivery, and performance by the Company of this Escrow Agreement is in accordance with the Securities Purchase Agreement and will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of the Company, any applicable law or regulation, any court order or administrative ruling or decree to which the Company is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation to the Securities Purchase Agreement, to which the Company is a party or any of its land is subject.

                  (iv) Steve Schoepfer has been duly appointed to act as the representatives of the Company hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take all other actions as the Company's Representative under this

                  Agreement, all without further consent or direction from, or notice to, the Company or any other party.

                  (v) No party other than the parties hereto and the Investors have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

                  (vi) All of the representations and warranties of the Company contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

         14. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the District of New Jersey shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the Superior Court Division of New Jersey, Chancery Division of Essex County shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept the service of process to vest personal jurisdiction over them in any of these courts.

         15. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five
(5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day delivered to any overnight courier, or when transmitted by facsimile transmission and addressed to the party to be notified as follows:

                  If to Placement Agents, to:

                  The May Davis Group, Inc.
                  One World Trade Center
                  New York, NY 10048
                  Attention: Michael Jacobs
                  Facsimile: (212) 775-8166

                  With Copy to:

                  Butler Gonzalez, LLP
                  1000 Stuyvesant Avenue

                  Suite #6
                  Union, NJ  07083
                  Attention: David Gonzalez, Esq.
                  Facsimile: (908) 810-0973



                  Thompson Kernaghan & Co., Ltd.
                  365 Bay Street 10th Floor
                  Toronto, Ontario M5H2V2


                  With Copy to:

                  John M. Mann, Esq.
                  2200 Post Oak Blvd. Suite 614
                  Houston, Tx 77056
                  Facsimile: (713) 622-7185


                  If to Company, to:

                  Jagnotes.com Inc.
                  1415 Wyckoff Road 2nd Floor
                  Farmingdale, NJ  07727
                  Attn:    President
                  Facsimile: (732) 919-7419

                  With Copy to:

                  Morgan, Lewis & Bockius, LLP
                  101 Park Avenue
                  New York, NY (732) 919-7419
                  Attn:    W. Preston Tollinger, Esq.
                           Ken Regensburg, Esq.
                  Facsimile: (212) 309-6273

                  If to Escrow Agent, to:

                  First Union National Bank,
                  407 Main Street
                  Metuchen, NJ 08840
                  Attention: Robert Mercado
                             Carmela Agugliaro
                  Facsimile: (732) 452-3005

         Or to such other address as each party may designate for itself by like notice.

         16. Amendments or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties of the Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         17. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         18. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey without giving effect to the conflict of laws principles thereof.

         19 Entire Agreement. This Agreement constitutes the entire Agreement between the parties relating to the holding, investment, and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.

         20. Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the Placement Agent, the Company, or the Escrow Agent.

         21. Execution of Counterparts. This Agreement and any Joint Written Direction may be executed in counter parts, which when so executed shall constitute one and same agreement or direction.

         22. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds pursuant to Joint Written Directions or the disbursement of all amounts in the Escrow Funds into court pursuant to Section 7 hereof, this Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year above set forth.

                                              COMPANY:
                                              JAGNOTES.COM INC.

                                              By:
                                                 -------------------------------
                                              Name: Steve Schoepfer
                                              Title: Chief Operating Officer

                                              ESCROW AGENT:
                                              FIRST UNION NATIONAL BANK

                                              By:
                                                 -------------------------------
                                              Name: Robert Mercado
                                              Title: As Agent

                                              PLACEMENT AGENT:
                                              THE MAY DAVIS GROUP, INC.

                                              By:
                                                 -------------------------------
                                              Name: Michael Jacobs
                                              Title: Managing Director

                                              THOMPSON KERNAGHAN & COMPANY, LTD.

                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT C

                                 FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD RESALE OR DISTRIBUTION. THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                                JAGNOTES.COM INC.

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.:                   Number of Shares Issuable:
Date of Issuance:

         JagNotes.com Inc., a Nevada corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _________________, the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 5:00 P.M. Eastern Standard Time on the Expiration Date (as defined herein) ______________ (__________) fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the Warrant Exercise Price per share provided in Section l(b) below;

         Section 1.

         (a) Letter Agreement. This Warrant is one of the warrants (the "Warrants") issued pursuant to the terms of the Securities Purchase Agreement between the Company and ____________, dated June 12, 2000.

         (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:


         (i) "Common Stock" means (i) the Company's common stock, par value $0.0001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

         (ii) "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 8(b)(i) and 8(b)(ii) hereof regardless of whether the Options (as defined below) are actually exercisable or convertible at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon exercise of the Warrants.

         (iii) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

         (iv) "Expiration Date" means the date five (5) years from the date of the issuance of the Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York (a "Holiday"), the next preceding date that is not a Holiday.

         (v) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

         (vi) "Other Securities" means other Warrants.

         (vii) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         (viii) "Principal Market" means the Nasdaq Bulletin Board System, Nasdaq Small-Cap Market, or American Stock Exchange.

         (ix) "Securities Act" means the Securities Act of 1933, as amended.

         (x) "Warrant" shall mean this warrant and all warrants issued in exchange, transfer or replacement of any thereof.

         (xi) "Warrant Exercise Price" shall be equal to $_________, subject to adjustment as hereinafter provided.

         (b) Other Definitional Provisions.

                  (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

                  (ii) When used in this Warrant, the words "herein," "hereof," and "hereunder," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section," "Schedule," and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

                  (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

         Section 2. Exercise of Warrant.

         (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any business day or after the opening of business on the date hereof and prior to 11:59 P.M. Eastern Standard Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto, of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or by check or wire transfer, or (B) by notifying the Company that it should subtract from the number of Warrant Shares Issuable to the holder upon such exercise an amount of Warrant Shares having a last reported sale price (as reported by Bloomberg) or fair market value on the date immediately preceding the date of the subscription notice equal to the Aggregate Exercise Price of the Warrant Shares for which this warrant is being exercised (a "Cashless Exercise"), and (iii) the surrender of this Warrant, to a common carrier for delivery to the Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft, or destruction); provided that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered at the Company's expense to, or as directed by, such holder as soon as practicable after such rights shall have been so exercised, and in any event no later than five (5) business days after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii) (A) above or notification to the Company of a Cashless exercise referred to in clause (ii) (B) above, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price or the Average Market Price of a security or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within five (5) business days of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or Average Market Price or arithmetic calculation of the Warrant Shares within five (5) business days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Average Market Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the

Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error and the Company shall be liable for the costs and expenses related to such determination or calculation.

         (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in any event no later than five (5) business days after any exercise and at its own expense, issue a new Warrant identical in all respects to the Warrant exercised except (i) it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised, and (ii) the holder thereof shall be deemed for all corporate purposes to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant is surrendered and payment of the amount due in respect of such exercise and any applicable taxes is made, irrespective of the date of delivery of certificates evidencing such Warrant Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open. Upon presentation of a duly executed Subscription Form in the Form of Exhibit A to this Warrant, the holder shall be entitled to exercise this Warrant in whole or in part, if the holder shall have previously exercised and surrendered this Warrant and the Company shall not have issued a new Warrant representing the number of shares issuable following such prior exercise.

         (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

         (d) If the Company shall fail for any reason or for no reason to issue to holder on a timely basis as described under this Section 2, a certificate for the number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this, the Company shall, in addition to any other remedies under this Agreement or otherwise available to such holder pay as additional damages in cash to such holder for each day such issuance is not timely effected an amount equal to .25% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis and to which the holder is entitled, and (B) the sum derived by subtracting (1) the Warrant exercise price then in effect, from (2) the average of the closing bid price of the Common Stock on the last possible date which the Company could have issued Common Stock, as the case may be, to the holder without violating this Section 2.

         (e) The Company shall not effect any exercise of any Warrant and no holder of any Warrant shall have the right to exercise any Warrant pursuant to
Section 2 to the extent that after giving to such exercise such person (together with such Persons affiliates) (A) would beneficially owned in excess of 4.9% of the outstanding shares of Common Stock following such conversion and (B) would have acquired, through exercise of any Warrant or otherwise, in excess of 4.9% of the outstanding shares of the Common Stock following such exercise during the 60-day period ending on and including such exercise date. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a person and its affiliates or acquired by a person and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon
(i) exercise of the remaining, non exercisable Warrants beneficially owned by such person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to limitation on conversion or exercise analogous to the limit contained herein beneficially owned by such Person and its affiliates. Except as set forth in the preceding sentence, for purposes of this section 2(e), beneficial ownership shall be calculated in accordance with Section 13 (d) of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary contained herein, each Exercise Notice shall constitute a representation by the holder submitting such Exercise Notice that, after giving effect to such Exercise Notice (A) the holder will not beneficially own (as determined in accordance with this Section 2(e)) and (B) during the 60-day period ending on and including such exercise date, the holder will not have acquired, through exercise of any Warrant or otherwise, a number of shares of Common Stock in excess of 4.9% of the outstanding shares of Common Stock as reflected in the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, or more recent public release or other public notice by the Company setting forth the number of Shares of Common Stock outstanding, but after giving effect to exercise of any Warrant by such holder since the date as of which such numbers of outstanding shares of the Common Stock was reported.

         Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

         (a)    This Warrant is, duly authorized and validly issued.

         (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

         (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

         (d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, or over-the-counter-bulletin board upon which shares of Common Stock are then listed or quoted (subject to official notice of the over-the-counter bulletin board of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed or quoted, such listing or quotation of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list or obtain quotation on each such national securities exchange, automated quotation system or over-the-counter bulletin board, as the case may be, and shall maintain such listing in quotation of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange, automated quotation system or over-the-counter bulletin board.

         (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

         (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         (g) If at any time the Company proposes to file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its securities (other than on Form S-4 or Form S-8 (or their equivalents at such time relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to the Holder's written notice of the Company's intention to file a registration statement and of the holder's rights under this section and, if within five (5) days after receipt of such notice, the holder hereof shall so request in writing, the Company shall include in such registration statement all or any part of the Common Stock underlying this Warrant the holder requests to be registered. If a registration pursuant this section is to be an underwritten public offering and the managing underwriters advise the Company in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Company common stock which may be included in the registration statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration : (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities requested to be registered by the holder hereof and other holders of securities entitled to participate in the registration, as of the date hereof, drawn from them pro rata based on the number each has requested to be included in such registration.

         Section 4. Taxes. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of the Warrant Shares or any permitted transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder hereof or upon any permitted transfer of this Warrant.

         Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant.

         In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

         Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents (and any assignor shall represent) that it is acquiring this Warrant and the Warrant Shares for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution hereof, and not with any present intention of distributing any of the same. The holder of this Warrant further represents (and any assignor shall represent), by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of the Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of the Warrant shall not violate any United States Federal or state securities laws.

         Section 7. Ownership and Transfer.

         (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each permissible transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

         (b) This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed warrant power in the form of Exhibit B attached hereto; provided, however, that any transfer or assignment shall subject to the conditions set forth in Section 6 above and Section 7(c) below.

         (c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration. Any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and neither the Company nor any other person is under any obligation to register the Series A Preferred Share Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder except as set forth in Section 7(d) below.

         (d) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement dated as of June 12 , 2000, by and between the Company and the Buyers listed on the signature page thereto (the "Registration Rights Agreement") and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

         Section 8. Adjustment of Warrant Exercise Price. In order to prevent dilution of the rights granted under this Warrant, the Warrant Exercise Price shall be adjusted from time to time as follows:

         (a) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant, subdivides (by any stock split, stock dividend, re-capitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

         (b) Reorganization, Reclassification, Consolidation, Merger or Sale. Any re-capitalization, reorganization reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as in "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision to insure that, upon the consummation of such Organic Change, each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of the Common Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of the Warrants had such Organic Change not taken place. In any such case, the Company will make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section 8(b) will thereafter be applicable to the Warrants.

         (c) Notices.

                  (i) Immediately upon any adjustment of the Warrant Exercise Price pursuant to this Section 8, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Company will give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, except that in no event shall such notice be provided to such holder prior to such information being made known to the public.

                (iii) The Company will also give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

         Section 9. (a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.


         Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

         Section 11. Notice. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

               If to the Company:     JagNotes.com Inc.
                                      1415 Wyckoff Road 2nd Floor
                                      Farmingdale, NJ  07727
                                      Attention:   Steve Schoepfer, Chief
                                                   Operating Officer

                                      Telephone:   (732) 919-0078
                                      Facsimile:   (732) 919-7419

               With a copy to:        Morgan, Lewis and Bockius LLP
                                      101 Park Avenue
                                      New York, NY 10178
                                      Attention:   W. Preston Tollinger, Esq.
                                                   Kenneth Regensburg, Esq.
                                      Telephone:   (212) 309-6000
                                      Facsimile:   (212) 309-6273

         If to a holder of this Warrant, to it at the address set forth below such holder's signature on the signature page hereof. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

         Section 12. Amendments. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the Company or holder.

         Section 13. Date. The date of this Warrant is June 12 , 2000. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

         Section 14. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omitted to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding, provided that no such action may increase the Warrant Exercise Price of the Warrants or decrease the number of shares or class of stock obtainable upon exercise of any warrants with out the written consent of the holder of such warrant.

         Section 15. Descriptive Headings; Governing Law. The descriptive headings of the several sections of this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant shall be governed by and interpreted under the laws of the State of New York, without giving effect to any choice of law or conflict of law provision .

         This Warrant has been duly executed by the Company as of the date first set forth above.

                                      JAGNOTES.COM  INC.

                                      By:
                                         ---------------------------------------
                                      Name:    Stephen Schoepfer
                                      Title:   Chief Operating Officer

[HOLDER]

By:
        ----------------------------------
Name:
        ----------------------------------
Title:
        ----------------------------------
Address:
        ----------------------------------

        ----------------------------------

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION
                              --------------------

      (Complete and sign only exercise of the Warrant in whole or in part.)

TO:      JagNotes.com Inc.

         The undersigned, the holder of the attached Warrant to which this Form of Subscription applies, hereby irrevocably elects to exercise the purchase rights represented by such warrant for and to purchase thereunder _______ shares of Common Stock, par value $0.00001 per share (the "Shares"), from JagNotes.com Inc., (or such other securities issuable pursuant to the terms of the Warrant) and either: (i) herewith makes payment of $_______ therefor in cash or by certified or official bank check or (ii) elects to make payment upon a cashless basis pursuant to Section 2 (a)(ii)(B) of the Warrant and hereby exercises ______ Warrants and the Average Market Price Per Share for purposes hereof is $_______. The undersigned hereby requests that the certificate(s) representing such securities be issued in the name(s) and delivered the address(es) as follows:

Name:
                        -------------------------------------------------
Address:
                        -------------------------------------------------
Social Security Number:
                        -------------------------------------------------
Deliver to:
                        -------------------------------------------------
Address:
                        -------------------------------------------------

         This the foregoing subscription evidences an exercise of the Warrant to purchase fewer than all of the Shares (or other securities issuable pursuant to the terms of the Warrant) to which the undersigned is entitled under such warrant, please issue a new warrant, of like tenor, relating to the remaining portion of the securities issuable upon exercise of such warrant (or other securities issuable pursuant to the terms of such warrant) in the name(s), and deliver the same to the address(es), as follow:

Name:
                        -------------------------------------------------
Address:
                        -------------------------------------------------

                        -------------------------------------------------
Dated:
                        -------------------------------------------------


-----------------------------         ------------------------------------------
(Name of Holder)                     (Social Security or Taxpayer Identification
                                      Number of Holder, if applicable)


-----------------------------
(Signature of Holder or Authorized
Signatory)

Signature Guaranteed:
                       -------------------------

                                    EXHIBIT B

                              FORM OF WARRANT POWER

         FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ____________________________________________ Federal Identification No.______, a
warrant to purchase shares of the capital stock of JagNotes.com Inc., a Nevada corporation, represented by warrant certificate No._________, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ____________________________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated: _______________________

                                            By:
                                                -----------------------
                                            Its:
                                                -----------------------

                                                                       EXHIBIT D

                           TRANSFER AGENT INSTRUCTIONS